                                OPTION AGREEMENT

         This OPTION AGREEMENT ("AGREEMENT"), dated September 14, 1999, is made and entered into between Cowlitz Bancorporation, a Washington corporation (the "COMPANY") and John Holloway, Jr., an individual
("OPTIONEE").

         WHEREAS, the Company, Cowlitz Bank, a corporation chartered under the banking laws of the State of Washington ("COWLITZ BANK") and Northen Bank of Commerce, a corporation chartered under the banking laws of the State of Oregon ("NBOC"), have entered into an Agreement and Plan of Merger of even date herewith pursuant to which NBOC has agreed to merge with and into Cowlitz Bank, with Cowlitz Bank being the survivor (the "MERGER");

         WHEREAS, in connection with the Merger, Optionee has entered into an employment agreement with Cowlitz Bank (the "COWLITZ EMPLOYMENT AGREEMENT") pursuant to which the Company has agreed to grant Optionee this Option (as hereinafter defined) in exchange for certain agreements by Optionee;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1.  SURRENDER OF NBOC OPTIONS AND CERTAIN PAYMENTS.

             (a) Optionee hereby agrees to surrender to NBOC, prior to the effective date of the Merger (the "EFFECTIVE DATE"), all unexercised options to purchase shares of NBOC's common stock ("NBOC OPTIONS") held by Optionee as of the date of this Agreement. Optionee represents and warrants that
SCHEDULE 1 sets forth a true and complete list of all NBOC Options held by Optionee as of the date of this Agreement. Optionee further agrees that from the date of this Agreement until the Effective Date, Optionee shall not exercise any NBOC Option, in whole or in part.

             (b) The parties recognize that Optionee may be entitled to compensation from NBOC in connection with a change in control of NBOC pursuant to Optionee's Employment Agreement with NBOC dated August 23, 1994, as amended by Amendment between Optionee and NBOC dated as of February 28, 1997, and that the consummation of the Merger constitutes a change in control of NBOC for such purpose. Optionee hereby agrees that the Company's grant of this Option to Optionee shall satisfy in full all of NBOC's obligations (and any obligations of Cowlitz Bank as successor to NBOC) under such employment agreement or otherwise arising from a change in control of NBOC, if any.

         2. GRANT OF OPTION. In consideration of Optionee's agreement to enter into the Employment Agreement and Optionee's agreements in Section 1, pursuant to the terms and conditions set forth herein, the Company hereby grants to Optionee an option ("OPTION") to purchase, at any time or from time to time during the Exercise Period (as defined in Section 3), 150,000 shares of Common Stock of the Company, no par value (the "COMMON STOCK"), at a price per share equal to $12.00 (the "EXERCISE PRICE"). The shares of Common Stock issuable under this Option are hereinafter referred to as the "OPTION SHARES."

         3. VESTING SCHEDULE; EXERCISE PERIOD. This Option shall vest as follows: (i) 20% shall be immediately vested as of the Effective Date and
(ii) the balance shall vest in four (4) equal annual installments on the first through fourth anniversaries of the Effective Date. To the extent vested, this Option may be exercised at any time or from time to time on or after the Effective Date until the tenth (10th) anniversary of the Effective Date (the "EXERCISE PERIOD"). Upon expiration of the Exercise Period, this Option shall terminate.

         4. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR OPTION SHARES. Subject to the terms and conditions set forth herein, this Option may be exercised by the holder hereof, in whole or in part, by (i) the delivery of this Agreement together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), (ii) paying in full to the Company, in cash or by certified or official bank check, the Exercise Price for the Option Shares specified in the Exercise Agreement and (ii) paying in full to the Company, in cash or by certified or official bank check, any taxes applicable to the exercise of this Option and delivery of the Option Shares, including without limitation, stock transfer and withholding taxes. The Option Shares so purchased shall be deemed to be issued to the holder hereof (or such holder's designee) as the record owner of such shares as of the close of business on the date on which this Agreement shall have been surrendered, the completed Exercise Agreement delivered, and payment in full made for the Option Shares (together with any applicable stock transfer and withholding taxes) as set forth herein. Certificates for the Option Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding ten
(10) business days, after this Option shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or, if the Company consents in writing (which consent shall be at the sole discretion of the Company) such other name as shall be designated by such holder. If this Option shall have been exercised only in part, then, unless this Option has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Option Agreement representing the number of shares with respect to which this Option shall not then have been exercised.

         5. DEATH OF OPTIONEE. In the event of Optionee's death, this Option and this Agreement shall be deemed to be assigned and transferred in accordance with Optionee's will or the applicable laws of descent and distribution, as the case may be, and this Agreement shall be binding upon and inure to the benefit of Optionee's executors, administrators or heirs, as applicable.

         6. NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Option, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Exercise Price of a share of Common Stock on the date of such exercise.

         7. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby agrees as follows:

             (a) SHARES TO BE FULLY PAID. All Option Shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, and nonassessable and free from all liens, encumbrances and security interests with respect to the issue thereof.

             (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issue upon exercise of this Option, a sufficient number of shares of Common Stock to provide for the exercise of this Option.

         8.  EFFECT OF CERTAIN EVENTS.

             (a)  CERTAIN DEFINITIONS. As used in this Section 8:

                  (i) A "CHANGE IN CONTROL" means the event that is deemed to have occurred if:

                        (A) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person, entity or group (within the meaning of the Securities Exchange Act of 1934 and the rules promulgated thereunder as in effect on the date of this Agreement), other than the Company, a subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, of shares representing more then 50% of (1) the common stock of the Company, (2) the aggregate voting power of the Company's Voting Securities (as defined below) or
             (3) the total market value of the Company's Voting Securities;

                        (B) a majority of the Company's board of directors (the "BOARD") ceasing to be composed of individuals (1) who were members of the Board on the date of this Agreement, (ii) whose election or nomination to the Board was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of the Board or (3) whose election or nomination to the Board was approved by individuals referred to in clauses (1) or (2) above constituting at the time of such election or nomination at least a majority of the Board;

                        (C) the good-faith determination by the Board that any person, entity or group (other than a subsidiary of the Company or employee benefit plan of the Company or of a subsidiary of the Company) has acquired direct or indirect possession of the power to direct or cause to direct the management or policies of the Company, whether through the ability to exercise voting power, by contract or otherwise;

                        (D) the merger, consolidation, share exchange or similar transaction between the Company and another person or entity (other than a subsidiary of the Company) other than a merger or share exchange in which the Company is the surviving or acquiring corporation; or

                        (E) the sale or transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets to another person or entity (other than a subsidiary of the Company) whether assisted or unassisted, voluntary or involuntary.

                  (ii) A "REORGANIZATION" means the occurrence of any one or more of the following (except for any of the following that occur as part of the Reorganization): (A) the merger, consolidation, share exchange or similar transaction between the Company and any other person or entity, whether effected as a single transaction or a series of related transactions, with the Company remaining as the continuing or surviving entity of that merger or consolidation and the Common Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other person or entity or of the Company, cash, or other property; (B) the merger, consolidation, share exchange or similar transaction between the Company and any other person or entity, whether effected as a single transaction or a series of related transactions, with (1) the Company not being the continuing or surviving entity of that transaction or (2) the Company remaining as the continuing or surviving entity of that transaction but all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or the Company, cash, or other property; or
(C) the transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolation, liquidation or otherwise) to any person or entity, whether effected as a single transaction or a series of related transactions.

                  (iii) "VOTING SECURITIES" means any securities that are entitled to vote generally in the election of director, in the admission of general partners or in the selection of any other similar governing body.

             (b) ADJUSTMENT. The number of Option Shares and the Exercise Price shall be subject to adjustment from time to time, as follows:

                  (i) If at any time the Company shall subdivide as a whole (by reclassification, stock split, issuance of a distribution on Common Stock payable in Common Stock, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then (A) the number of Option Shares that may be acquired under this Option shall be increased proportionately and (B) the Exercise Price shall be reduced proportionately, without changing the aggregate purchase price or value as to which this Option remains exercisable or subject to restrictions.

                  (ii) If at any time the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, then (A) the number of Option Shares that may be acquired under this Option shall be decreased proportionately and (B) the Exercise Price shall be increased proportionately, without changing the aggregate purchase price or value as to which this Option remains exercisable or subject to restrictions.

                  (iii) Any adjustments under this Section 8(b) shall be made by the Board, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.

             (c)  Change in Control.

                  (i) Upon the occurrence of a Change in Control, this Option shall immediately become fully vested and exercisable in full, including that portion that pursuant to the terms hereof had not yet become exercisable. If a Change in Control involves a Reorganization or occurs in connection with a series of related transactions involving a Reorganization and if such Reorganization is in the form of a transaction described in
Section 8(a)(ii)(B) or (C) and as part of such Reorganization shares of Common Stock, other securities, cash, or property shall be issuable or deliverable in exchange for Common Stock (the "CHANGE IN CONTROL CONSIDERATION"), then the holder of this Option shall be entitled to purchase or receive (in lieu of the Option Shares that such holder would otherwise be entitled to purchase or receive), as appropriate, the Change in Control Consideration to which that number of Option Shares would have been entitled in connection with such Reorganization and at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Option Shares had been purchased on the exercise of this Option immediately before the consummation of the Reorganization.

                  (ii) Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, the Company shall have the right (the "CASH-OUT RIGHT"), upon written notice (the "CASH-OUT NOTICE") delivered to the holder of this Option no later than five (5) business days prior to the closing of such Change in Control (the "CLOSING DATE"), to terminate this Option, in whole or in part, on or prior to the Closing Date in exchange for the Company's payment in cash (the "CASH-OUT PAYMENT") to the holder in an amount equal to (i) the per share Change in Control Consideration multiplied by the number of Option Shares subject to the Cash-Out Right, less (ii) the aggregate exercise price equal to the Exercise Price that would have been payable if that number of Option Shares had been purchased on the exercise of this Option immediately before the Change in Control. The Cash-Out Notice shall set forth the number of Option Shares with respect to which the Company will exercise the Cash-Out Right (the "CASH-OUT SHARES") and the Cash-Out Payment payable to the holder therefor. To the extent the Company exercises the Cash-Out Right, (A) the acceleration provision set forth in Section 8(c)(i) shall not apply to the Cash-Out Shares and (B) this Option shall be terminated as of the Closing Date with respect to the Cash-Out Shares and shall thereafter represent only the right to receive the Cash-Out Payment. The Cash-Out Payment shall be paid as soon as practicable after the Closing Date. If the Cash-Out Right shall have been exercised by the Company only in part, then, unless this Option has expired, the holder shall be entitled to receive the Change in Control Consideration under Section 8(c)(i) with respect to the remaining Option Shares for which this Option may then be exercisable.

             (d) In the event of any adjustment in the number of shares covered by this Option, any fractional shares resulting from such adjustment shall be disregarded and this Option shall cover only the number of full shares resulting from such adjustment.

         9. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Option, in the absence of affirmative action by the holder hereof to purchase Option Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         10. EXERCISE WITHOUT REGISTRATION. If, at the time of the surrender of this Option in connection with any exercise hereof, the Option Shares issuable hereunder shall not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, (i) that the holder of this Option furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise may be made without registration under said Act and under applicable state securities or blue sky laws and (ii) that the holder execute and deliver to the Company an investment letter in form and substance acceptable to the Company. Except in respect of a sale pursuant to an effective registration statement under the Securities Act, the holder of this Option, by taking and holding the same, represents to the Company that such holder is acquiring this Option for investment and not with a view to the distribution thereof.

         11. RESTRICTION ON ISSUANCE OF SHARES. The Company shall not be obligated to sell or issue any Option Shares pursuant to this Agreement if such sale or issuance, in the judgment of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act. The Company may, but shall not be required to, register or qualify the sale of any Option Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this Option or the issuance or sale of any Option Shares pursuant thereto to comply with any law.

         12. RESTRICTIONS ON TRANSFER. Except as provided in Section 5, this Option may not be transferred. The Option Shares may only be transferred in accordance with all applicable federal and state securities or blue sky laws and the regulations thereunder, including without limitation, the Securities Act.

         13. REPRESENTATIONS, WARRANTIES, ACKNOWLEDGMENTS AND AGREEMENTS OF OPTIONEE. Optionee hereby acknowledges and agrees that by giving Notice of Exercise of this Option, Optionee is making the following representations and warranties:

             (a) INVESTMENT INTENT. The Option Shares are purchased only for investment, for Optionee's own account, and without any present intention to sell or distribute the Option Shares.

             (b) ABSENCE OF REGISTRATION. Optionee acknowledges and agrees that this Option and the Option Shares have not been registered under the Securities Act or the securities laws of any jurisdiction and accordingly will not be transferable except as permitted under one or more exemptions from the registration requirements of such laws or upon satisfaction of the registration and prospectus delivery requirements of such laws. Therefore, the Option Shares must be held indefinitely unless they are subsequently registered under the Securities Act and all other applicable securities laws or an exemption from such registration is available. Optionee understands that the certificates, if any, evidencing the Option Shares may be imprinted with a legend which prohibits the transfer thereof unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Optionee understands that a stop transfer instruction may be in effect with respect to transfer of Option Shares consistent with the requirements of the securities laws.

             (c) PROFESSIONAL ADVICE. The acceptance and exercise of this Option and the sale of the Option Shares has consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of Optionee. Accordingly, Optionee acknowledges that Optionee has been advised to consult his/her personal legal and tax advisor in connection with this Agreement and his/her dealings with respect to this Option and the Option Shares. Optionee further acknowledges that the Company has made no warranties or representations to Holder with respect to the income tax consequences of the grant and exercise of this Option or the sale of the Option Shares and Optionee is in no manner relying on the Company or its representatives for an assessment of such consequences.

         14. REPLACEMENT OF OPTION. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Option and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Option, the Company, at its expense, will execute and deliver, in lieu thereof, a new Option of like tenor.

         15. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the parties at their respective addresses set forth below their signatures, or at such other address as shall have been designated by a party by notice delivered to the other. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram, telex or telecopy) the person entitled to receive such notice at the address of such person for purposes of this
Section 15, or, if mailed, at the completion of the third (3rd) day following the time of such mailing thereof to such address, as the case may be.

         16. MISCELLANEOUS.

             (a) ASSIGNMENT; BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; PROVIDED, HOWEVER, that Optionee may not assign any of Optionee's rights under this Agreement, other than by will or the laws of descent and distribution.

             (b) DAMAGES. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Option Shares which is not in conformity with the provisions of this Agreement.

             (c) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without regard to its conflicts of law principles.

             (d) AMENDMENTS. This Option and any provision hereof may not be changed, waived, discharged, or terminated orally, except by an instrument in writing signed by the parties.

             (e) HEADINGS. The descriptive headings of the several Sections of this Option are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

             (f) RIGHTS OF OPTIONEE. Neither this Option nor the exercise of any portion of this Option shall confer upon Optionee any right to, or guarantee of, continued employment by the Company, or in any way limit the right of the Company to terminate Optionee's relationship with the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


COWLITZ BANCORPORATION                      JOHN HOLLOWAY, JR.
927 Commerce Avenue                         1001 SW Fifth, Suite 250
Longview, WA 98632                          Portland, Oregon 97204


By: /s/ Charles W. Jarrett                  /s/ John Holloway, Jr.
   --------------------------------         ---------------------------------
   Name: Charles W. Jarrett                 (Signature)
   Title: President and Chief
          Operating Officer

                                   SCHEDULE 1
                                  NBOC OPTIONS



Date of Grant     Number of Shares          Exercise Price
-------------     ----------------          --------------

8/24/94           109,046                   $5.74
8/24/94           68,783                    $5.74
8/24/94           35,759                    $5.74

                           FORM OF EXERCISE AGREEMENT


                                                Dated              ,         .
                                                      ------------- ---------

To:      COWLITZ BANCORPORATION
         927 Commerce Avenue
         Longbview, WA 98632

         The undersigned, pursuant to the provisions set forth in the Option enclosed herewith, hereby irrevocably elects to exercise the purchase right represented by the Option and agrees to purchase _____ shares of Common Stock covered by such Option, and hereby makes payment in full for such shares at the price per share provided by such Option in cash or by certified or official bank check in the amount of $_____ for such shares and payment of $_____ for any applicable taxes resulting from such exercise. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to the undersigned at the address set forth below. If said number of shares of Common Stock shall not be all the shares purchasable under the Option, a new Option Agreement is to be issued in the name of the above covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash. The undersigned hereby confirms the representations, warranties and agreements set forth in the Option Agreement.



                                       HOLDER:


                                       ---------------------------------------
                                       (Signature)

                                       Name:
                                             ---------------------------------
                                       Address:
                                                ------------------------------

                                                ------------------------------